Exhibit 10.8

POWERSAFE TECHNOLOGY CORP.
2009 STOCK OPTION PLAN

Effective as of ________________, 2009

TABLE OF CONTENTS

POWERSAFE TECHNOLOGY CORP.
2009 STOCK OPTION PLAN

ARTICLE 1
PURPOSE OF THE PLAN

This Powersafe Technology Corp. 2009 Stock Option Plan (the “Plan”) is intended to promote the interests of Powersafe Technology Corp., a Delaware corporation, by providing eligible persons in the Corporation’s employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

ARTICLE 2
DEFINITIONS

2.1           “Board” shall mean the Corporation’s Board of Directors.

2.2           “Code” shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder.

2.3           “Committee” shall mean those persons appointed by the Board to exercise one or more administrative functions under the Plan.

2.4           “Common Stock” shall mean the Corporation’s common stock.

2.5           “Corporate Transaction” shall mean either of the following stockholder approved transactions to which the Corporation is a party:

(i)           an acquisition of any voting securities of the Corporation by any entity or person, immediately after which such entity or person has beneficial ownership of 30% or more of the then outstanding shares or the combined voting power of the Corporation’s then outstanding voting securities, other than an acquisition by an entity or person which had such ownership prior to the date of the adoption of this Plan;

(ii)           a merger, consolidation or other business combination with or into another company; or

(iii)           the sale or disposition of all or substantially all of the assets of the Corporation.

2.6           “Corporation” shall mean Powersafe Technology Corp., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of the Corporation which shall by appropriate action adopt the Plan.

2.7           “Disability” shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.  Disability shall be deemed to constitute permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of 6 months or more.

2.8           “Employee” shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

2.9           “Exercise Date” shall mean the date on which the Corporation shall have received written notice of the Option exercise.

2.10           “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(a)           If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(b)           If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(c)           If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, consistent with the requirements of Treasury Regulation § 1.422-2(e).

2.11           “Incentive Option” shall mean an Option which satisfies the requirements of Code Section 422.

2.12           “Involuntary Termination” shall mean the termination of the Service of any individual which occurs by reason of:

(a)           such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(b)           such individual’s voluntary resignation following: (i) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (ii) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than 15%, or (iii) a relocation of such individual’s place of employment by more than 50 miles; provided and only if such change, reduction or relocation is effected without the individual’s consent.

2.13           “Misconduct” shall mean the commission of any of the following: (i) any act of fraud or embezzlement by the Optionee, (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or (iii) any other intentional misconduct by such person.  The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

2.14	“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15           “Non-Statutory Option” shall mean an Option not intended to satisfy the requirements of Code Section 422.

2.16           “Options” shall mean all Incentive Options and/or Non-Statutory Options granted pursuant to the Plan.

2.17           “Optionee” shall mean any person to whom an Option is granted under the Plan.

2.18           “Parent” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.19           “Plan” shall mean this Powersafe Technology Corp. 2009 Stock Option Plan as set forth in this document, and as amended from time to time.

2.20           “Plan Administrator” shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

2.21           “Service” shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Option grant.

2.22           “Stock Exchange” shall mean either the American Stock Exchange or the New York Stock Exchange.

2.23           “Stock Option Agreement” shall mean a written agreement between the Corporation and an Optionee evidencing the terms and conditions of an individual Option grant.  Each Stock Option Agreement shall be subject to the terms and conditions of the Plan.

2.24           “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all class of stock in one of the other corporations in such chain.

2.25           “10% Stockholder” shall mean the owner of stock (as determined under Code § 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

ARTICLE 3
PLAN ADMINISTRATION

3.1           Board.  The Plan shall be administered by the Board.  However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee.  Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.  The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

3.2           Plan Administrator.  The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan, Stock Option Agreements, and/or any outstanding Options thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any Stock Option Agreement issued thereunder.

ARTICLE 4
ELIGIBILITY

4.1           Participation.  The persons eligible to participate in the Plan are as follows:

(a)           Employees,

(b)           non-employee members of the Board, and

(c)           consultants, agents and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

4.2           Incentive Options May Be Granted Only To Employees.  Incentive Options may be granted only to Employees.  Non-Statutory Options may be granted only to Employees, Board members, agents, consultants, and other independent advisors.  All Options actually granted to Board members, agents, consultants and other independent advisors shall be Non-Statutory Options.

4.3           More Than 10% Stockholders.  No person shall be eligible for the grant of an Incentive Option if, at the time of grant, such person is a 10% Stockholder, unless the exercise price of such Option is at least 110% of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

4.4           Authority of Plan Administrator Regarding Grants.  The Plan Administrator shall have full authority to determine, with respect to the grants made under the Plans: (i) which eligible persons are to receive such grants, (ii) the time or times when those grants are to be made, (iii) the number of shares to be covered by each such grant, (iv) the status of the granted Option as either an Incentive Option or a Non-Statutory Option, (v) the time or times when each Option is to become exercisable, and (vi) the vesting schedule (if any) applicable to the Option shares and the maximum term for which the Option is to remain outstanding.

ARTICLE 5
STOCK SUBJECT TO THE PLAN

5.1           Number of Shares Issued Pursuant to Options.  Subject to the provisions of § 5.3 of the Plan, relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall equal 2,000,000 shares, provided that the maximum number of shares that may be issued subject to Incentive Options shall be 2,000,000 shares.

5.2           Subsequent Issuance of Common Stock Subject to Outstanding Options.  Shares of Common Stock subject to outstanding Options shall be available for subsequent issuance under the Plan to the extent: (i) the Options expire or terminate for any reason prior to exercise in full, or (ii) the Options are cancelled in accordance with the cancellation/re-grant provisions of Article 9.

5.3           Change Affecting Outstanding Common Stock.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made, in order to prevent the dilution or enlargement of benefits thereunder, to: (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding Option.  The adjustments determined by the Plan Administrator shall be final, binding and conclusive.  In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock.

ARTICLE 6
OPTION GRANTS

6.1	Exercise Price.

(a)           The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

(i)           The exercise price per share shall not be less than the Fair Market Value per share of Common Stock on the Option grant date.

(b)           The exercise price shall become immediately due upon exercise of the Option and shall, subject to § 10.1 of the Plan and the documents evidencing the Option, be payable in cash or check made payable to the Corporation.  Should the Common Stock be registered under Section 12 of the 1934 Act at the time the Option is exercised, then the exercise price may also be paid as follows:

(i)           in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(ii)           to the extent the Option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Corporation designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise, and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

6.2           Exercise and Term of Options.  Each Option shall be exercisable as determined by the Plan Administrator and as set forth in the documents evidencing the Option grant.  However, no Option shall have a term in excess often 10 years measured from the Option grant date.

6.3           Effect of Termination of Service.

(a)           The following provisions shall govern the exercise of any Options held by the Optionee at the time of cessation of Service or death:

(i)           Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding Option held by such Optionee.

(ii)           Should Optionee’s Service terminate by reason of Disability, then the Optionee shall have a period of 12 months following the date of such cessation of Service during which to exercise each outstanding Option held by such Optionee.

(iii)           If the Optionee dies while holding an outstanding Option, then the personal representative of his or her estate or the person or persons to whom the Option is transferred pursuant to the Optionee’s will or the laws of inheritance shall have a 12 month period following the date of the Optionee’s death to exercise such Option.

(b)           Under no circumstances, however, shall any such Option be exercisable after the specified expiration of the Option term.

(i)           During the applicable post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of vested shares for which the Option is exercisable on the date of the Optionee’s cessation of Service.  Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested shares for which the Option has not been exercised.  However, the Option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding with respect to any and all Option shares for which the Option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.

(ii)           Should Optionee’s Service be terminated for Misconduct, then all outstanding Options held by the Optionee shall terminate immediately and cease to remain outstanding.

(c)           The Plan Administrator shall have the discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

(i)           extend the period of time for which the Option is to remain exercisable following Optionee’s cessation of Service or death from the limited period otherwise in effect for that Option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the Option term, and/or

(ii)           permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such Option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the Option had the Optionee continued in Service.

6.4           Stockholder Rights.  The holder of an Option shall have no stockholder rights with respect to the shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become the record holder of the purchased shares.

6.5           Limited Transferability of Options.  During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death.

ARTICLE 7
INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options.  Except as modified by the provisions of this Article 7, all the provisions of the Plan shall apply to Incentive Options.  Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Article 7.

7.1	Eligibility. Incentive Options may only be granted to Employees.

7.2           Exercise Price.  The exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the Option grant date.  However, if the person to whom the Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the Option grant date.  Notwithstanding the foregoing, an Incentive Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Incentive Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Code § 424(a) (involving a corporate reorganization).

7.3           Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more Options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of $100,000.  To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted.

7.4           10% Stockholder.  If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the Option term shall not exceed five years measured from the Option grant date.

ARTICLE 8
CORPORATE TRANSACTION

8.1           Automatic Vesting of Shares Subject to Options.  The shares subject to each Option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.  However, the shares subject to an outstanding Option shall not vest on such an accelerated basis if and to the extent: (i) such Option is assumed by the successor corporation

(or parent thereof) in the Corporate Transaction, or (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested Option shares, or (iii) the acceleration of such Option is subject to other limitations imposed by the Plan Administrator at the time of the Option grant.

8.2           Termination of Outstanding Options Following Corporate Transaction.  Immediately following the consummation of the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

8.3           Adjustment of Options Assumed in Corporate Transaction.  Each Option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the Option been exercised immediately prior to such Corporate Transaction.  Appropriate adjustments shall also be made to: (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction, and (ii) the exercise price payable per share under each outstanding Option, provided the aggregate exercise price payable for such securities shall remain the same.

8.4           Plan Administrator’s Discretion to Automatically Accelerate or Fully Vest Options.  The Plan Administrator shall have the discretion, exercisable either at the time the Option is granted or at any time while the Option remains outstanding, to structure one or more Options so that those Options shall automatically accelerate and vest in full upon the occurrence of a Corporate Transaction, whether or not those Options are to be assumed in the Corporate Transaction.

The Plan Administrator shall also have full power and authority, exercisable either at the time the Option is granted or at any time while the Option remains outstanding, to structure such Option so that the shares subject to that Option will automatically vest on an accelerated basis should the Optionee’s Service terminate by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of any Corporate Transaction in which the Option is assumed and the repurchase rights applicable to those shares do not otherwise terminate.  Any Option so accelerated shall remain exercisable for the fully-vested Option shares until the expiration or sooner termination of the Option term.  In addition, the Plan Administrator may provide that one or more of the Corporation’s outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall accordingly vest at that time.

8.5           Impact of $100,000 Limitation.  The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable $100,000 limitation is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

8.6           No Impact on Corporation’s Rights.  The grant of Options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE 9
CANCELLATION AND RE-GRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Option holders, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefore new Options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new Option grant date.

ARTICLE 10
MISCELLANEOUS

10.1	Effective Date and Term of Plan.

(a)           The Plan shall become effective when adopted by the Board, but no Option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders.  If such stockholder approval is not obtained within 12 months after the date of the Board’s adoption of the Plan, then all Options previously granted under the Plan shall terminate and cease to be outstanding, and no further Options shall be granted and no shares shall be issued under the Plan.  Subject to such limitation, the Plan Administrator may grant Options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

(b)           The Plan shall terminate upon the earliest of: (i) the expiration of the 10 year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares, or (iii) the termination of all outstanding Options in connection with a Corporate Transaction to the extent the successor therein did not expressly assume the outstanding Options.  All Options and unvested stock issuances outstanding at the time of a termination event under § 10.1(b)(i) of the Plan, shall continue to have full force and effect in accordance with the provisions of the documents evidencing those Options or issuances.

10.2           Amendment of the Plan.

(a)           The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects.  However, no such amendment or modification shall adversely affect the rights and obligations with respect to Options or unvested stock issuances at the time outstanding under the Plan unless the Optionee consents to such amendment or modification.  In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

(b)           Options may be granted under the Plan which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan.  If such stockholder approval is not obtained within 12 months after the date the first such excess grants or issuances are made, then: (i) any unexercised Options granted on the basis of such excess shares shall terminate and cease to be outstanding, and (ii) the Corporation shall promptly refund to the Optionees the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable short-term Federal rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

10.3           Use of Proceeds.  Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

10.4           Withholding.  The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any Options granted under the Plan or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

10.5           Regulatory Approvals.  The implementation of the Plan, the granting of any Options under the Plan, and the issuance of any shares of Common Stock upon the exercise of any Option shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it, and the shares of Common Stock issued pursuant to it.

10.6           No Employment or Service Rights.  Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person), or the Optionee, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.